Exhibit 99.1

ACADIA Pharmaceuticals Announces Proposed Public Offering of Common Stock

SAN DIEGO, CA, November 26, 2018 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system (CNS) disorders, today announced that it intends to offer and sell, in an underwritten public offering and subject to market and other conditions, $200,000,000 of its common stock. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

BofA Merrill Lynch, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are acting as the joint book-running managers for the offering. ACADIA intends to grant the underwriters a 30-day option to purchase up to an additional $30,000,000 of its common stock.

The shares of common stock described above are being offered by ACADIA pursuant to a shelf registration statement filed by ACADIA with the Securities and Exchange Commission (SEC) that became automatically effective on November 26, 2018. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus related to this offering, when available, may be obtained from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@baml.com, or from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email to: prospectus-eq_fi@jpmchase.com, or from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email to: prospectus-ny@nyemail.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders. ACADIA has developed and is commercializing the first and only medicine approved for the treatment of hallucinations and delusions associated with Parkinson’s disease psychosis. In addition, ACADIA has ongoing clinical development efforts in additional areas with significant unmet need, including dementia-related psychosis, schizophrenia inadequate response, schizophrenia-negative symptoms, major depressive disorder, and Rett syndrome.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the proposed offering of common stock by ACADIA. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2017 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Investor Contact:

ACADIA Pharmaceuticals Inc.

Elena Ridloff, CFA

(858) 558-2871

ir@acadia-pharm.com

Media Contact:

ACADIA Pharmaceuticals Inc.

Maurissa Messier

(858) 768-6068

media@acadia-pharm.com